Exhibit 99.1
Amentum Reports Second Quarter Fiscal Year 2026 Results
and Reaffirms Full Year Guidance

Revenues of $3.5 billion
Net Income of $54 million; Adjusted EBITDA of $275 million
Diluted Earnings Per Share of $0.22; Adjusted Diluted Earnings Per Share of $0.60
Operating Cash Flow of $225 million; Free Cash Flow of $220 million
Backlog of $47.8 billion; Book-to-Bill of 1.2x, Last Twelve Months 1.2x
Issued $1.4 Billion Term Loan A; Proceeds Used to Repay and Reprice Term Loan B

CHANTILLY, VA., May 11, 2026 — Amentum Holdings, Inc. (“Amentum” or the “Company”) (NYSE: AMTM), a leading advanced engineering and technology company, today announced results for the second quarter ended April 3, 2026, and reaffirmed guidance for its fiscal year 2026.

“Amentum delivered another quarter of solid performance across all key financial and business development metrics," said Amentum Chief Executive Officer John Heller. “We see significant and growing opportunities across national security, nuclear energy, space, and critical digital infrastructure markets with most of these in the early stages of a substantial investment cycle. We believe that our strategic alignment with these markets and our focus on execution, innovation, and delivery excellence will translate into long-term value for our shareholders.”

Summary Operating Results
	Three Months Ended
(in millions, except per share data)	April 3, 2026	March 28, 2025	% Change
GAAP Measures:
Revenues	$3,478	$3,491	—%
Operating income	$151	$110	37%
Net income	$54	$4	1250%
Diluted earnings per share	$0.22	$0.02	1000%

Non-GAAP Measures[1]:
Adjusted EBITDA[1]	$275	$268	3%
Adjusted EBITDA Margin[1]	7.9%	7.7%	+20 bps
Adjusted Diluted Earnings Per Share (EPS)[1]	$0.60	$0.53	13%
Free Cash Flow[1]	$220	$53	315%

1 – Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another measure of Amentum’s results of operations and financial condition, including its ability to comply with financial covenants. See Unaudited Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.

GAAP Results

Revenues of $3,478 million were consistent year-over-year driven by the ramp-up of new contract awards in high demand areas including critical digital infrastructure and space systems and technologies; partially offset by an approximately 3% impact due to contract transitions from consolidated to unconsolidated joint ventures and divestitures. Operating income increased as a result of strong operational performance and decreased intangible amortization expense. Net income and diluted earnings per share improved year-over-year, supported by higher operating income and lower interest expense due to debt repayments.

Non-GAAP Results

Adjusted EBITDA of $275 million reflects Adjusted EBITDA Margins of 7.9%, up from 7.7% in the prior year quarter, driven by continued progress on our margin expansion initiatives and strong operational performance. Adjusted Net Income and Adjusted Diluted Earnings Per Share increased primarily as a result of the strong operational performance and lower interest expense.

Non-GAAP Segment Results

	Three Months Ended
(in millions)	April 3, 2026	March 28, 2025	% Change
Revenues
Digital Solutions	$1,468	$1,340	10%
Global Engineering Solutions	2,010	2,151	(7%)
Total Revenues	$3,478	$3,491	—%

Adjusted EBITDA[1]
Digital Solutions	$105	$107	(2)%
Global Engineering Solutions	170	161	6%
Total Adjusted EBITDA	$275	$268	3%

1 – Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another measure of Amentum’s results of operations and financial condition, including its ability to comply with financial covenants. See Unaudited Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.

Digital Solutions revenues increased 10% year-over-year driven by the ramp-up of new contract awards in our critical digital infrastructure and space systems and technologies accelerating growth markets, partially offset by the fiscal year 2025 divestiture of Rapid Solutions. Adjusted EBITDA decreased 2% year-over-year due to the divestiture and higher net program write-ups in the prior year quarter, partially offset by the increased revenue volume.

Global Engineering Solutions revenues decreased 7% year-over-year due to contract transitions from consolidated to unconsolidated joint ventures, a fiscal year 2025 divestiture, and the expected ramp-down of other historical programs; partially offset by the ramp up of new contract awards. Adjusted EBITDA increased 6% year-over-year as a result of continued progress on our margin expansion initiatives.

Cash Flow Summary

In the second quarter, Amentum generated $225 million of net cash from operating activities and used $18 million and $24 million in investing and financing activities, respectively. Net cash provided by operating activities was driven by strong cash earnings, disciplined working capital management, and benefited from one less pay cycle compared to the prior year quarter. Net cash used in investing activities included $3 million in net contributions to equity method investments, $5 million in capital expenditures, and $8 million in working capital settlements for prior year divestitures. Net cash used in financing activities consisted primarily of $10 million in principal payments on our Term Loan and $12 million of distributions to non-controlling interests. As of April 3, 2026, Amentum had $428 million in cash and cash equivalents and $4 billion of gross debt.

On April 24, 2026, we completed an amendment to our credit agreement enhancing our capital structure. The transaction included a new $1.4 billion Term Loan A, with proceeds used to reduce outstanding borrowings and refinance our existing Term Loan B. In addition, we increased our revolving credit facility to $1.0 billion. The amendment also repriced our debt, lowering our weighted average cost of debt and annual interest expense. Collectively, these actions strengthen our liquidity, improve financial flexibility, and support the path to our target leverage profile.

Backlog and Contract Awards

As of April 3, 2026, the Company had total backlog of $47.8 billion, compared with $44.8 billion as of March 28, 2025, an annual increase of 7% driven by $17.2 billion in net bookings and 1.2x book-to-bill. Funded backlog as of April 3, 2026 was $6.9 billion.

Notable Q2 Fiscal Year 2026 Highlights
•Great British Energy - Nuclear (GBE-N) Small Modular Reactor Engineering – GBE-N awarded a $406 million, 14-year contract to an Amentum-led joint venture, to serve as the owner’s engineer for the United Kingdom’s Small Modular Reactor (SMR) program. Under the contract, Amentum will deliver engineering and design support, as well as oversight, governance, and construction management solutions in support of SMR deployments in Wales, UK.

•European Commission Joint Research Centre (JRC) – JRC awarded a $112 million, two-year contract to an Amentum-led joint venture to serve as lead contractor for decommissioning and waste management across nuclear research sites in four European countries. The work leverages Amentum’s deep expertise in complex nuclear remediation and reinforces its position as a trusted partner in Europe’s nuclear cleanup efforts.

•California Department of Forestry and Fire Protection (CALFIRE) – CALFIRE awarded Amentum a $425 million, 5-year contract to deploy predictive analytics and data-driven tools to optimize fleet sustainment, reduce downtime, and streamline supply chain and repair cycles. The partnership underscores Amentum’s commitment to supporting California in its battle against wildfires.

•Multiple Intelligence Awards – Amentum was awarded over $300 million in intelligence contracts, delivering a variety of mission-focused solutions intelligence support capabilities to advance national security priorities. These awards illustrate the strong demand for Amentum’s expertise and innovative intelligence solutions.

•Multiple Critical Digital Infrastructure (CDI) Awards – Amentum was awarded over $600 million in Critical Digital Infrastructure awards, supporting telecom, hyperscaler, enterprise and national security customers. Under these agreements, Amentum will deploy advanced wireless networks, expand secure connectivity solutions, and retrofit data centers to support AI-driven workloads, while providing mission-critical cybersecurity through advanced risk management, continuous monitoring and compliance. These wins build on Amentum’s core strengths in delivering integrated, large-scale digital infrastructure across both commercial and government markets.

Fiscal Year 2026 Guidance

Amentum reaffirms its fiscal year 2026 guidance as follows:

(in millions, except per share data)	Fiscal Year 2026 Guidance			Implied Underlying Growth[2]
Revenues	$13,950	-	$14,300	~3%
Adjusted EBITDA[1]	$1,100	-	$1,140	~5%
Adjusted Diluted EPS[1]	$2.25	-	$2.45	~12%
Free Cash Flow[1]	$525	-	$575	~12%

1 – Represents a Non-GAAP financial measure - see the related explanations included elsewhere in this release. Amentum does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant period.
2 – Represents implied growth at the guidance mid-point after adjusting fiscal year 2025 for the impact of additional working days, the divested Rapid Solutions and New Zealand facilities maintenance businesses, and the transition of certain contracts from consolidated to unconsolidated joint ventures, which totaled approximately: Revenues of $650 million, Adjusted EBITDA of $32 million, Adjusted Diluted EPS of $0.12 and Free Cash Flow of $25 million.

Webcast Information

Amentum will host a conference call beginning at 8:30 a.m. Eastern time on Tuesday, May 12, 2026 to discuss the results for the second quarter ended April 3, 2026. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the Amentum website at amentum.com. After the call concludes, a replay of the webcast can be accessed on the Investor Relations website.

About Amentum

Amentum is a global leader in advanced engineering and innovative technology solutions, trusted by the United States and its allies to address their most significant and complex challenges in science, security and sustainability. Our people apply undaunted curiosity, relentless ambition and boundless imagination to challenge convention and drive progress. Our commitments are underpinned by the belief that safety, collaboration and well-being are integral to success. Headquartered in Chantilly, Virginia, we have approximately 50,000 employees in over 70 countries across all 7 continents.

Visit us at amentum.com to learn how we advance the future together.

Cautionary Note Regarding Forward Looking Statements

This release contains or incorporates by reference statements that relate to future events and expectations and, as such, could be interpreted to be “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements may be characterized by terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,”

“will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including projections of financial performance; statements of plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to products or services; any statements regarding future economic conditions or performance; any statements of assumptions underlying any of the foregoing; any statements regarding industry and market trends; and any other statements that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future.

Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others: changes in U.S. or global economic, financial, business and political conditions, including changes to governmental budgetary priorities and tariffs and the ongoing conflicts in Europe and the Middle East; our ability to comply with the various procurement and other laws and regulations; risks associated with contracts with governmental entities; reviews and audits by the U.S. government and others; changes to our professional reputation and relationship with government agencies; the occurrence of an accident or safety incident; the ability of the Company to control costs, meet performance requirements or contractual schedules, compete effectively or implement its business strategy; the ability of the Company to retain and hire key personnel, and retain and engage key customers and suppliers; the failure to realize the anticipated benefits of the 2024 transaction with Jacobs Solutions Inc.; potential liabilities associated with shareholder litigation or other settlements or investigations; evolving legal, regulatory and tax regimes; and other factors set forth under Item 1A, Risk Factors in the annual report on Form 10-K (the “Annual Report”), and from time to time in documents that we file with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under the section entitled “Risk Factors” in the Annual Report. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Non-GAAP Measures

This release includes the presentation and discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Free Cash Flow, and Net Leverage, which are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”). These non-GAAP measures should be considered only as supplements to, and should not be considered in isolation or used as substitutes for, financial information prepared in accordance with GAAP. Management of the Company believes these non-GAAP measures, when read in conjunction with the Company’s financial statements prepared in accordance with GAAP and, where applicable, the reconciliations herein to the most directly comparable GAAP measures, provide useful information to management, investors and other users of the Company’s financial information in evaluating operating results and understanding operating trends by adjusting for the effects of items we do not consider to be indicative of the Company’s ongoing performance, the inclusion of which can obscure underlying trends. Additionally, management of the Company uses such measures in its evaluation of business performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of financial results from period to period. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

Definitions of applicable non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided elsewhere in this release.

In addition to the above non-GAAP financial measures, the Company has included backlog, net bookings, and book-to-bill in this release. Backlog is an operational measure representing the estimated amount of future revenues to be recognized under negotiated contracts, and net bookings represent the change in backlog between reporting periods plus reported revenues for the period. Book-to-bill represents net bookings divided by reported revenues for the same period. We believe these metrics are useful for investors because they are an important measure of business development performance and are used by management to conduct and evaluate its business during its regular review of operating results.

Contacts

Investor Relations Contact	Media Contact

Joseph DeNardi	Roela Santos
IR@amentum.com	Roela.Santos@amentum.com

AMENTUM HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
Revenues	$3,478	$3,491	$6,715	$6,907
Cost of revenues	(3,133)	(3,124)	(6,044)	(6,179)
Selling, general, and administrative expenses	(124)	(145)	(239)	(275)
Amortization of intangibles	(94)	(120)	(188)	(240)
Equity earnings of non-consolidated subsidiaries	24	8	45	29
Operating income	151	110	289	242
Interest expense and other, net	(73)	(86)	(147)	(173)
Income before income taxes	78	24	142	69
Provision for income taxes	(24)	(22)	(44)	(46)
Net income including non-controlling interests	54	2	98	23
Less: net income attributable to non-controlling interests	—	2	—	(7)
Net income attributable to common shareholders	$54	$4	$98	$16

Basic and diluted earnings per share attributable to common shareholders	$0.22	$0.02	$0.40	$0.07
Basic weighted average shares outstanding	244	243	244	243
Diluted weighted average shares outstanding	245	243	245	243

AMENTUM HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	April 3, 2026	October 3, 2025
ASSETS
Current assets:
Cash and cash equivalents	$428	$437
Accounts receivable, net	2,496	2,479
Prepaid expenses and other current assets	173	197
Total current assets	3,097	3,113
Property and equipment, net	105	114
Equity method investments	216	196
Goodwill	5,698	5,703
Intangible assets, net	1,769	1,955
Other long-term assets	285	379
Total assets	$11,170	$11,460

LIABILITIES
Current liabilities:
Current portion of long-term debt	$40	$42
Accounts payable	832	892
Accrued compensation and benefits	618	705
Contract liabilities	180	227
Other current liabilities	421	488
Total current liabilities	2,091	2,354
Long-term debt, net of current portion	3,887	3,901
Deferred tax liabilities	259	260
Other long-term liabilities	230	325
Total liabilities	6,467	6,840

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 244,090,344 shares issued and outstanding at April 3, 2026 and 243,464,776 shares issued and outstanding at October 3, 2025.	2	2
Additional paid-in capital	4,935	4,924
Retained deficit	(363)	(461)
Accumulated other comprehensive income	35	40
Total Amentum shareholders' equity	4,609	4,505
Non-controlling interests	94	115
Total shareholders' equity	4,703	4,620
Total liabilities and shareholders' equity	$11,170	$11,460

AMENTUM HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended		Six Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
Cash flows from operating activities
Net income including non-controlling interests	$54	$2	$98	$23
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation	6	9	18	18
Amortization of intangibles	94	120	188	240
Equity earnings of non-consolidated subsidiaries	(24)	(8)	(45)	(29)
Distributions from equity method investments	29	14	54	35
Deferred income taxes	1	4	(2)	(11)
Stock-based compensation	8	5	15	8
Other	4	5	6	10
Changes in assets and liabilities, net of effects of business acquisition:
Accounts receivable, net	95	(100)	47	(127)
Prepaid expenses and other assets	10	36	51	71
Accounts payable, contract liabilities, and other current liabilities	(151)	20	(250)	(11)
Accrued compensation and benefits	90	(40)	(88)	(46)
Other long-term liabilities	9	(10)	(3)	(14)
Net cash provided by operating activities	225	57	89	167
Cash flows from investing activities
Divestitures, net of cash conveyed	(8)	—	(8)	—
Payments for property and equipment	(5)	(4)	(11)	(12)
Contributions to equity method investments	(10)	(27)	(52)	(28)
Returns of capital from equity method investments	7	1	22	1
Other	(2)	(1)	(2)	—
Net cash used in investing activities	(18)	(31)	(51)	(39)
Cash flows from financing activities
Borrowings on revolving credit facilities	866	303	1,986	513
Payments on revolving credit facilities	(866)	(303)	(1,986)	(513)
Repayments of borrowings under the credit agreement	(10)	—	(19)	—
Distributions to non-controlling interests	(12)	(9)	(21)	(22)
Other	(2)	(3)	(4)	(6)
Net cash used in financing activities	(24)	(12)	(44)	(28)
Effect of exchange rate changes on cash	(2)	10	(3)	(6)
Net change in cash and cash equivalents	181	24	(9)	94
Cash and cash equivalents, beginning of period	247	522	437	452
Cash and cash equivalents, end of period	$428	$546	$428	$546

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES

The presentation and discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Net Leverage are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”). These non-GAAP measures should be considered only as supplements to, and should not be considered in isolation or used as a substitute for, financial information prepared in accordance with GAAP. Management believes these non-GAAP measures, when read in conjunction with our consolidated financial statements prepared in accordance with GAAP and the reconciliations herein to the most directly comparable GAAP measures, provide useful information in assessing trends in our ongoing operating performance and may provide greater visibility in understanding the long-term financial performance of the Company. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Adjusted EBITDA is defined as GAAP net income attributable to common shareholders adjusted for interest expense and other, net, provision for income taxes, depreciation and amortization, and excludes the following discrete items:
•Acquisition, transaction, and integration costs – Represents acquisition, transaction and integration costs, including severance, retention, and other adjustments related to acquisition and integration activities.
•Amortization of intangibles – Represents the amortization of intangible assets.
•Divestitures – Represents divestiture gains and losses.
•Utilization of certain fair market value adjustments assigned in purchase accounting – Represents the periodic utilization of the fair market value adjustments assigned to certain equity method investments and non-controlling interests based on the remaining period of performance for the related contract.
•Stock-based compensation – Represents non-cash compensation expenses recognized for stock-based arrangements.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues.
Adjusted Net Income is defined as GAAP net income attributable to common shareholders excluding the discrete items listed under Adjusted EBITDA and the related tax impacts.
Adjusted Diluted EPS is defined as Adjusted Net Income divided by diluted weighted average number of common shares outstanding.
Free Cash Flow is defined as GAAP cash flow provided by operating activities less purchases of property and equipment. For the second quarter of fiscal year 2026, Free Cash Flow was $220 million, consisting of $225 million of GAAP cash flow provided by operating activities less $5 million of purchases of property and equipment.
Net Leverage is defined as GAAP total debt (excluding unamortized original issue discount and deferred financing costs) less cash and cash equivalents, divided by last twelve months Adjusted EBITDA, which is a non-GAAP measure. For the second quarter of fiscal year 2026, Net Leverage was 3.2x, consisting of $3,988 million of total debt less $428 million of cash and cash equivalents, divided by the last twelve months Adjusted EBITDA of $1,112 million.

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable GAAP measures for the three months ended April 3, 2026:

	For the Three Months Ended April 3, 2026
	As reported	Acquisition, transaction and integration costs	Amortization of intangibles	Utilization of fair market value adjustments	Stock-based compensation	Non-GAAP results

Revenues	$3,478	$—	$—	$—	$—	$3,478

Operating income	$151	$16	$94	$4	$8	$273
Non-operating expenses, net	(73)	—	—	—	—	(73)
Income before income taxes	78	16	94	4	8	200
Provision for income taxes [1]	(24)	(3)	(18)	(1)	(2)	(48)
Net income including non-controlling interests	54	13	76	3	6	152
Less: net income attributable to non-controlling interests	—	—	—	(4)	—	(4)
Net income (loss) attributable to common shareholders	$54	$13	$76	$(1)	$6	$148

Basic income per share attributable to common shareholders	$0.22	$0.05	$0.31	$—	$0.03	$0.61
Basic weighted average shares outstanding	244	244	244	244	244	244
Diluted income per share attributable to common shareholders	$0.22	$0.05	$0.31	$—	$0.02	$0.60
Diluted weighted average shares outstanding	245	245	245	245	245	245

Net income (loss) attributable to common shareholders	$54	$13	$76	$(1)	$6	$148
Net income margin [2]	1.6%					4.3%
Depreciation	6	—	—	—	—	6
Amortization of intangibles	94	—	(94)	—	—	—
Interest expense and other, net	73	—	—	—	—	73
Provision for income taxes	24	3	18	1	2	48
EBITDA (non-GAAP)	$251	$16	$—	$—	$8	$275
EBITDA margin	7.2%					7.9%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income attributable to common shareholders divided by revenues.

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable GAAP measures for the six months ended April 3, 2026:

	For the Six Months Ended April 3, 2026
	As reported	Acquisition, transaction and integration costs	Amortization of intangibles	Divestitures	Utilization of fair market value adjustments	Stock-based compensation	Non-GAAP results

Revenues	$6,715	$—	$—	$—	$—	$—	$6,715

Operating income	$289	$27	$188	$—	$10	$15	$529
Non-operating expenses, net	(147)	—	—	(3)	—	—	(150)
Income (loss) before income taxes	142	27	188	(3)	10	15	379
(Provision) benefit for income taxes [1]	(44)	(6)	(37)	1	(2)	(3)	(91)
Net income (loss) including non-controlling interests	98	21	151	(2)	8	12	288
Less: net income (loss) attributable to non-controlling interests	—	—	—	—	(9)	—	(9)
Net income (loss) attributable to common shareholders	$98	$21	$151	$(2)	$(1)	$12	$279

Basic and diluted income per share attributable to common shareholders	$0.40	$0.08	$0.62	$—	$—	$0.04	$1.14
Basic weighted average shares outstanding	244	244	244	244	244	244	244
Diluted weighted average shares outstanding	245	245	245	245	245	245	245

Net income (loss) attributable to common shareholders	$98	$21	$151	$(2)	$(1)	$12	$279
Net income margin [2]	1.5%						4.2%
Depreciation	18	—	—	—	—	—	18
Amortization of intangibles	188	—	(188)	—	—	—	—
Interest expense and other, net	147	—	—	3	—	—	150
Provision (benefit) for income taxes	44	6	37	(1)	2	3	91
EBITDA (non-GAAP)	$495	$27	$—	$—	$1	$15	$538
EBITDA margin	7.4%						8.0%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income attributable to common shareholders divided by revenues.

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable GAAP measures for the three months ended March 28, 2025:

	For the Three Months Ended March 28, 2025
	As reported	Acquisition, transaction and integration costs	Amortization of intangibles	Utilization of fair market value adjustments	Stock-based compensation	Non-GAAP results

Revenues	$3,491	$—	$—	$—	$—	$3,491

Operating income	$110	$21	$120	$11	$5	$267
Non-operating expenses, net	(86)	—	—	—	—	(86)
Income before income taxes	24	21	120	11	5	181
Provision for income taxes [1]	(22)	(5)	(13)	(2)	(1)	(43)
Net income including non-controlling interests	2	16	107	9	4	138
Less: net income (loss) attributable to non-controlling interests	2	—	—	(10)	—	(8)
Net income (loss) attributable to common shareholders	$4	$16	$107	$(1)	$4	$130

Basic and diluted income per share attributable to common shareholders	$0.02	$0.07	$0.43	$—	$0.01	$0.53
Basic and diluted weighted average shares outstanding	243	243	243	243	243	243

Net income (loss) attributable to common shareholders	$4	$16	$107	$(1)	$4	$130
Net income margin [2]	0.1%					3.7%
Depreciation	9	—	—	—	—	9
Amortization of intangibles	120	—	(120)	—	—	—
Interest expense and other, net	86	—	—	—	—	86
Provision for income taxes	22	5	13	2	1	43
EBITDA (non-GAAP)	$241	$21	$—	$1	$5	$268
EBITDA margin	6.9%					7.7%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income attributable to common shareholders divided by revenues.

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable GAAP measures for the six months ended March 28, 2025:

	For the Six Months Ended March 28, 2025
	As reported	Acquisition, transaction and integration costs	Amortization of intangibles	Utilization of fair market value adjustments	Stock-based compensation	Non-GAAP results

Revenues	$6,907	$—	$—	$—	$—	$6,907

Operating income	$242	$30	$240	$11	$8	$531
Non-operating expenses, net	(173)	—	—	—	—	(173)
Income before income taxes	69	30	240	11	8	358
Provision for income taxes [1]	(46)	(7)	(30)	(2)	(1)	(86)
Net income including non-controlling interests	23	23	210	9	7	272
Less: net income attributable to non-controlling interests	(7)	—	—	(12)	—	(19)
Net income (loss) attributable to common shareholders	$16	$23	$210	$(3)	$7	$253

Basic and diluted income (loss) per share attributable to common shareholders	$0.07	$0.09	$0.86	$(0.01)	$0.03	$1.04
Basic and diluted weighted average shares outstanding	243	243	243	243	243	243

Net income (loss) attributable to common shareholders	$16	$23	$210	$(3)	$7	$253
Net income margin [2]	0.2%					3.7%
Depreciation	18	—	—	—	—	18
Amortization of intangibles	240	—	(240)	—	—	—
Interest expense and other, net	173	—	—	—	—	173
Provision for income taxes	46	7	30	2	1	86
EBITDA (non-GAAP)	$493	$30	$—	$(1)	$8	$530
EBITDA margin	7.1%					7.7%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income attributable to common shareholders divided by revenues.